Exhibit 99.1
WESTERN GOLDFIELDS, INC.
2 Bloor Street West, Suite 2102, P.O. Box 110
Toronto, Ontario, Canada M4W 3E2

THIS PROXY IS BEING SOLICITED BY
THE BOARD OF DIRECTORS OF
WESTERN GOLDFIELDS, INC.

The undersigned holder of shares of Common Stock of Western Goldfields, Inc. (the “Company”) hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus in connection with the Annual and Special Meeting of Stockholders to be held at  on  , 2007, at  and hereby appoints Raymond Threlkeld and Brian Penny or either of them with full power of substitution, to vote all shares of the Common Stock of Western Goldfields, Inc. registered in the name provided herein that the undersigned is entitled to vote at the Annual and Special Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said proxy.

This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the proposals described herein.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments.

SEE REVERSE SIDE FOR THE PROPOSALS. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

[SEE REVERSE -- CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

☒ Please mark your votes as in this example.

THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING:

Proposal 1	For	Against	Abstain
To approve the Agreement and Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as annex I, among Western Goldfields, Inc. (“WG Idaho”), Western Goldfields (USA) Inc. (“Mergerco”) and Western Goldfields Inc. (“WG Ontario”), an Ontario company, whereby the company will effectively change its place of incorporation from Idaho to Ontario by merging Mergerco with WG Idaho, with the surviving entity to be a Nevada corporation that is a wholly-owned subsidiary of WG Ontario, and pursuant to which each share of WG Idaho will automatically become a share of WG Ontario and all current stockholders of WG Idaho will become shareholders of WG Ontario
	☐	☐	☐

Proposal 2	For	Against	Abstain
To approve the Shareholder Rights Plan, substantially in the form attached to the accompanying proxy statement/prospectus as annex VI, which will only be implemented immediately prior to the Reorganization becoming effective.
	☐	☐	☐

Proposal 3	For	Against	Abstain
To approve amendments to our stock option plan in accordance with recent Staff Notices of the Toronto Stock Exchange, such amendments to be substantially in the form attached to the accompanying proxy statement/prospectus as annex VII.
	☐	☐	☐

Proposal 4	For All Nominees	Withhold Authority	For All Except
To elect the five directors to the Board of Directors of Western Goldfields, Inc., who will become the Board of Directors of WG Ontario if Proposal (1) is approved.
Nominees:
Randall Oliphant
Raymond Threlkeld
Vahan Kololian
Martin Konig
Gerald Ruth
	☐	☐	☐

If you do not wish your shares voted “For” a particular nominee, mark the “For All Except” box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee(s).

	For	Against	Abstain
To approve the appointment of HJ & Associates, LLC as independent auditors for the year 2007.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

PLEASE CHECK HERE FOR AN ADDRESS CHANGE ☐ AND NOTE YOUR NEW ADDRESS BELOW
________________________________________________________________________________________________________________________________________

The proxy should be dated and signed by the shareholder or his or her attorney authorized in writing or in any other manner permitted by law. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: _________________________, 2007 __________________________________ Signature of Shareholder __________________________________ Signature of Shareholder (if held jointly)
Change of Address:

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